UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 14, 2014

Basta Holdings Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL 33154
(Address of principal executive offices)

(305) 867-1228
(Registrant’s telephone number, including area code)

Room 2105 Sino Life Tower No. 707 Zhang Yang Rd. Pudong Shanghai, China, 200120,
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01        CHANGES IN CONTROL OF REGISTRANT

On January 14, 2014, Mila Tulchinskaya purchased 3,000,000 shares of the Issuer’s common stock from Chunfeng Lu for consideration of $270,000. As a result of that purchase Ms. Tulchinskaya  now owns approximately 80.43% of our issued and outstanding common stock.

Item 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS,

Effective January 14, 2014 Chunfeng Lu resigned all his positions as an officer and director of the Company including President, Chief Executive Officer and Chief Financial Officer.   At the time of the resignation, there was no disagreements between Mr. Lu and the Issuer and the resignation was solely for personal reasons.

On January 14, 2014 the following were added as officers and directors of the Issuer pending the next annual meeting of the election of directors:

Jacob Gitman, age 56,   was appointed as Director, Chief Executive Officer and Secretary of the Issuer on January 14, 2014. From 2011 to the present, Mr. Gitman has been President of WAB International, Inc. which is an international holding company involved in aviation related businesses.  Mr. Gitman manages all aspects of the business, including aircraft leasing and acquisition, cargo and passenger operations as well as flight operations and maintenance. WAB International has over 10 offices around the world including two in the United States and one in Russia, Ukraine, Kazakhstan, Uganda, South Africa, Afghanistan, Pakistan and UAE. From 2007 to 2011, Mr. Gitman was the Chief Executive Officer of Skyway International which is an aircraft operating company with certificates in Kyrgyzstan, UAE and USA.

Shufen (Sofie) Xue, age 49, was appointed Director of the Issuer on January 14, 2014. From 2013 to the present, Ms. Xue has been on the Board of Directors of Endaxi Capital Partners, Inc. and an Advisory Board Member at Desmond Capital Hong Kong.  From 2012 to the present she was Chairman of ZMY Financial Group, Ltd., Hong Kong; from 2009 to the present she was Global Chairman at Shanghai Golden Atlas Capital Management C., Ltd in China.  From 2012 she also served as a Senior Advisor at Venro Energy/ Petroleum Corporation in New York and Senior Investment Advisor of Chongqing Helicopter Investment Co., Ltd.  In addition from 2002 to the present, she was Senior Advisor and Overseas Chairman of Qingdao Free Trade Area of China at Shandong Provincial Government.  In addition to being appointed Director, Ms. Xue has been appointed Chief Operational Officer for our Chinese business operations.

Adam Wasserman, age 49, was appointed a director and chief financial officer of the Issuer on January 14, 2014, Beginning in 1999, Mr. Wasserman has been chief executive officer for CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), in both of which he is the controlling stockholder. CFO Oncall provides chief financial officer services to various companies. Currently, Mr. Wasserman also serves as the chief financial officer of Cleantech Solutions International, Inc. a position he has held since December 2012, Oriental Dragon Corp since June 2010, FAL Exploration Corp. (formerly Apps Genius Corp.) since January 2011, Yew Bio-Pharm Group, Inc. since September 2011,  and Wally World Media, Inc. since November 2012. Mr. Wasserman also served as chief financial officer for Sanborn Resources Ltd. (formerly Universal Tech Corp.) to October 10, 2013, Gold Horse International, Inc. from July 2007 to September 2011, Transax International Limited from May 2005 to December 2011, and other companies all under the terms of consulting agreements with CFO Oncall. Mr. Wasserman holds a bachelor of science in accounting from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants and is a director, treasurer and an executive board member of Gold Coast Venture Capital Association.

Andrew Logullo, age 46, was appointed vice president of the Issuer on  January 14, 2014. From November 2008, to the present, Mr. Logullo has been a 50% owner and manager of Browntown Investments, LLC which is a real estate company which owns and manages residential and commercial real estate. His responsibilities include finding properties in distress, creating rehabilitation budgets, and negotiating buy/sell agreements; negotiating property leases as well as dealing with different government authorities for inspections and  permits. From 2008 to the present, Mr. Logullo has also been 50% owner and manager of Team Clean LLC which is a cleaning company that serves commercial and residential multi-family properties. His responsibilities include the day to day operations of the company, ranging from hiring and training clean crews, marketing,  paying vendors and collecting accounts receivable.

Item 8.01        OTHER EVENTS

Simultaneously with our change of control, we changed our address to 1111 Kane Concourse, Suite 518, Bay Harbor Islands, FL 33154 and our telephone number to (305) 867-1228.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basta Holdings Corp.
(Issuer)

By:	/s/ Jacob Gitman
Jacob Gitman, President
Dated: January 15, 2014